                                                                      EXHIBIT 99

July 1, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Net Command Tech, Inc.
         (formerly Corsaire, Inc.)
         Current Report on Form 8-K, dated July 1, 1999

Ladies and Gentlemen:

         We have read Item 4 of the Current Report on Form 8-K on Net Command Tech, Inc. dated July 1, 1999. Strabala, Ramirez & Associates, Inc. understands that it is being replaced by Ernst & Young LLP, as the Board of Directors wishes to utilize a national CPA firm. Strabala, Ramirez & Associates, Inc. further understand that its replacement was not as a result of performance, SEC inquiries, nor any other disagreements.

         Strabala, Ramirez & Associates, Inc. is in agreement with the second and fourth paragraphs contained in Item 4, as well as the first two sentences of paragraph one and the first sentence of paragraph five. We have no basis to agree or disagree with any other statements of Net Command Tech, Inc. contained in the Current Report.

                                          /s/ Manuel J. Ramirez, CPA
                                          ------------------------------------
                                          Strabala, Ramirez & Associates, Inc.
                                          President, CEO



Irvine, California
July 1, 1999